Exhibit 99.1

FDCTech acquires a majority controlling position in New Star Capital Trading Ltd. and its subsidiary, strengthening its strategic focus on the online retail brokerage business.

New Star Capital Trading Ltd. (“New Star”) is a holding company, and its operating subsidiary NSFX Ltd (“NSFX”) is an online trading brokerage firm regulated by the Malta Financial Services Authority. NSFX provides brokerage services in margin trading forex, cryptocurrencies, equity, commodities, and other financial assets.

Irvine, CA: January 06, 2023, FDCTech, Inc. (“FDC” or the “Company,” OTCQB: FDCT), a fintech-driven acquisition company with a full suite of digital financial services solutions, today announced it has completed the sales purchase agreement (“Agreement”) under which the Company acquired a 50.10% equity interest in New Star Capital Trading Ltd., a British Virgin Island company (“New Star”) and its operating subsidiary NSFX Ltd (“NSFX”), an online trading brokerage firm regulated by the Malta Financial Services Authority.

NSFX has furnished the Company with its audited balance sheet for the fiscal year that ended on November 30, 2021, and 2020 (the “Balance Sheet Date”). NSFX provided the related audited statements of operations, stockholders’ equity, and cash flows for the fiscal years ending November 30, 2021, and 2020. NSFX has no liabilities other than (i) liabilities reflected in the financial statements and (ii) liabilities incurred in the ordinary course of business since the balance sheet date. PricewaterhouseCoopers (PwC) is the auditor of NSFX.

NSFX is authorized to deal on its account (market maker) as a Category 3 licensed entity by the MFSA, receive and transmit orders on behalf of retail and professional clients, and hold and control clients’ money and assets. NSFX trading platform services in the English, French, German, Italian, and Arabic-speaking markets, whereby customers can trade in currency, commodity, equity, and cryptocurrency-linked derivatives in real time.

For consideration and other details, please review SEC filings or the Company’s website for more information on the full results and management’s plan.

NSFX Ltd.

NSFX Limited (the “Company”) is a limited liability company registered under the Companies Act, Cap. 386 of the Laws of Malta with registration number C 56519. The Malta Financial Services Authority regulates NSFX with a License Number IS/56519. NSFX is authorized to deal on its account as a Category 3 licensed entity by the MFSA, receive and transmit orders on behalf of retail and professional clients, and hold and control clients’ money and assets. NSFX trading platform services in the English, French, German, Italian, and Arabic markets, whereby customers can trade in currency, commodity, equity, and cryptocurrency-linked derivatives in real time.

FDCTech, Inc.

FDCTech, Inc. (“FDC”) is a US-based, fully integrated financial technology company. FDC specializes in buying and integrating small to mid-size legacy financial services companies. FDC develops and delivers technology infrastructure solutions to forex, crypto, wealth management, and other future-proof financial sectors.

Press Release Disclaimer

This press release’s statements may be forward-looking statements or future expectations based on currently available information. Such statements are naturally subject to risks and uncertainties. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets, and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, regarding the accuracy, completeness, or updated status of such forward-looking statements or information provided by the third party. Therefore, in no case will the Company and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information or statements in this press release or any related damages.

Contact Media Relations

FDCTech, Inc.

info@fdctech.com

www.fdctech.com

+1 877-445-6047

200 Spectrum Center Drive, Suite 300,

Irvine, CA, 92618